Exhibit 10.13

June 30, 2015

CANADIAN GUARANTEE

TO:                    NewStar Business Credit, LLC, as Administrative Agent

                            (together with its successors and assigns, the “Secured Party”)

RECITALS:

A.

The Lenders have made or have agreed to make available certain credit facilities to Mad Catz, Inc. (together with its successors and assigns, the “Borrower”), as provided in the loan and security agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), dated of even date herewith, among the Borrower, the undersigned, as guarantor, the Secured Party and the lenders from time to time party thereto (the “Lenders”), all in accordance with and subject to the terms and conditions set forth in the Loan Agreement;

B.

Mad Catz Interactive, Inc. (the “Parent”) owns 100% of the Equity Interests in the Borrower, and, as such, derives direct and indirect economic benefits from the making of loans and other financial accommodations provided to the Borrower pursuant to the Loan Agreement;

C.

In order to induce the Secured Party and the Lenders to enter into the Loan Agreement and each of the other Loan Documents (as defined in the Loan Agreement) and to induce the Lenders to make the credit facilities available pursuant to the Loan Agreement, the Parent and 1328158 Ontario Inc. (“MCC”; the Parent and MCC, together with their respective successors and permitted assigns, are collectively referred to herein as the “Guarantors” and each a “Guarantor”) have agreed to guarantee payment and performance of the obligations of the Borrower under the Loan Agreement;

THEREFORE, in consideration of the Lenders making certain credit facilities available to the Borrower and at the request of the Borrower that the Guarantors provide this Guarantee and Indemnity, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, each Guarantor agrees as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Wherever used in this Guarantee, all capitalized terms used and not defined have the meanings ascribed to them in the Loan Agreement and the following words and terms have the following meanings:

“Additional Guarantor” has the meaning specified in Section 2.4(b)(ii);

“Claims” has the meaning specified in Section 4.1(a);

“Loan Agreement” has the meaning specified in the Recitals; and

“Guaranteed Obligations” has the meaning specified in Section 2.1.

1.2	Certain Rules of Interpretation

In this Guarantee:

(a)

Consent – Whenever a provision of this Guarantee requires an approval or consent and the approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(b)	Currency – Unless otherwise specified, all references to money amounts are to the lawful currency of Canada.

(c)

Governing Law – This Guarantee is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(d)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Guarantee.

(e)	Including – Where the word “including” or “includes” is used in this Guarantee, it means “including (or includes) without limitation”.

(f)

No Strict Construction – The language used in this Guarantee is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(g)	Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(h)

Severability – If, in any jurisdiction, any provision of this Guarantee or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to that jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

(i)

Statutory references – A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, revises, restates, supplements or supersedes any such statute or any such regulation.

(j)	Time – Time is of the essence in the performance of the parties’ respective obligations under this Guarantee.

(k)	References to Guarantee – The term “this Guarantee” refers to this guarantee including all schedules, amendments, supplements, extensions, renewals,

replacements, novations or restatements from time to time, in each case as permitted, and references to “Articles” or “Sections” means the specified Articles or Sections of this Guarantee.

(l)

Paramountcy – If there is a conflict, inconsistency, ambiguity or difference between any provision of this Guarantee and the Loan Agreement, the provisions of the Loan Agreement shall prevail, and such provision of this Guarantee shall be amended to the extent only to eliminate any such conflict, inconsistency, ambiguity or difference. Any right or remedy in this Guarantee which may be in addition to the rights and remedies contained in the Loan Agreement shall not constitute a conflict, inconsistency, ambiguity or difference.

1.3	Entire Agreement

This Guarantee and the other Loan Documents constitute the entire agreement between the parties and set out all the covenants, promises, warranties, representations, conditions and agreements between the parties in connection with the subject matter of this Guarantee and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise. There are no covenants, promises, warranties, representations, conditions or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, whether statutory or otherwise, between the parties in connection with the subject matter of this Guarantee except as specifically set forth in this Guarantee and the other Loan Documents.

ARTICLE 2

GUARANTEE

2.1	Guarantee

Each Guarantor unconditionally and irrevocably guarantees to the Secured Party and the Lenders, the due and punctual payment and performance to the Secured Party and the Lenders upon demand of all debts, liabilities and obligations of or owing by the Borrower to the Secured Party and the Lenders at any time and from time to time, present and future, direct and indirect, absolute and contingent, matured or not, arising from in respect of or contained in the Loan Agreement and all other Loan Documents, and all amendments, restatements, supplements, extensions, renewals, or replacements of, and continuations to, each such agreement, undertaking or contract, or from any other agreement, contract or dealing with any third party by which the Secured Party or any Lender may be or become in any manner a creditor of the Borrower, or howsoever otherwise arising, and whether the Borrower is bound alone or with another or others, and whether as principal or surety, and including without limitation, all liabilities of the Borrower arising as a consequence of its failure to pay or fulfil any of such debts, liabilities and obligations (the “Guaranteed Obligations”).

2.2	Payment and Performance

(a)

If the Borrower fails or refuses to punctually make any payment or perform the Guaranteed Obligations, each Guarantor shall unconditionally render any such payment or performance upon demand made on it in accordance with the terms of this Guarantee.

(b)	Nothing but payment and satisfaction in full of the Guaranteed Obligations shall release any Guarantor from such Guarantor’s obligations under this Guarantee.

2.3	Interest

All amounts demanded under this Guarantee shall bear interest at a rate per annum equal to the applicable interest rate as set forth in the Loan Agreement from time of demand until paid, both before and after default and judgment. For the purposes of this Guarantee, whenever interest is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation.

2.4	Continuing Obligation

(a)

The only condition (and no other document, proof or action other than as specifically provided in this Guarantee is) necessary as a condition of each Guarantor honouring its obligations under this Guarantee shall be demand by the Secured Party, on behalf of the Lenders, to such Guarantor. This Guarantee shall be a continuing guarantee, shall cover all the Guaranteed Obligations, and shall apply to and secure any ultimate balance due or remaining unpaid to the Secured Party and the Lenders.

(b)

This liability of each Guarantor shall continue and be binding on each Guarantor, and as well after as before default and after and as before maturity of the Guaranteed Obligations, until all the Guaranteed Obligations are fully paid and satisfied, and regardless of:

(i)

any amendment, supplement, restatement, extension, novation, renewal, replacement, continuation or waiver of this Guarantee, any other Loan Document or any provision or term of any such agreement or document;

(ii)

whether any other Person or Persons (each an “Additional Guarantor”) shall become in any other way responsible to the Secured Party or any Lender for, or in respect of all or any part of the Guaranteed Obligations;

(iii)	whether any such Additional Guarantor shall cease to be so liable;

(iv)	the enforceability, validity, perfection or effect of perfection or non-perfection of any security interest securing the Guaranteed Obligations;

(v)

any of the Guaranteed Obligations, the Loan Documents or any security relating to the Guaranteed Obligations or the Loan Documents being or becoming illegal, invalid, void, voidable, unenforceable, ineffective or extinguished in any respect;

(vi)	any failure by the Secured Party or any Lender or any other Person to perform or comply with any of the provisions of the Loan Documents or to provide any Guarantor with notice of any such failure;

(vii)

any other act, event, omission or thing, or any delay to do any other act or thing, which may or might operate to discharge, impair or otherwise effect the liability of any Guarantor under this Guarantee or any of the rights, powers or remedies conferred upon the Secured Party or any Lender by the Loan Documents, this Guarantee or by law; or

(viii)

whether any payment of any of the Guaranteed Obligations has been made and where such payment is rescinded or must otherwise be returned upon the occurrence of any action or event, including the insolvency or bankruptcy of the Borrower or otherwise, all as though such payment had not been made.

2.5	Guarantee Unaffected

(a)

This Guarantee shall not be determined or affected, or the Secured Party’s or any Lender’s rights under this Guarantee prejudiced by, the termination, compromise, reduction, extinguishment or disallowance of any of the Guaranteed Obligations by operation of law or otherwise, including without limitation, the bankruptcy, insolvency, winding-up, liquidation or dissolution of the Borrower or any change in the name, business, powers, capital structure, constitution, objects, organization, directors or management of the Borrower, with respect to transactions occurring either before or after such change.

(b)	This Guarantee shall:

(i)

bind the Person or Persons for the time being and from time to time carrying on the business now carried on by any Guarantor, notwithstanding any reorganization of any Guarantor or the amalgamation of any Guarantor with one or more other corporations (in this case, this Guarantee shall bind the resulting corporation and the terms “Guarantor” and “Guarantors”, as applicable, shall include such resulting corporation); and

(ii)

extend to the liabilities of the Person or Persons for the time being and from time to time carrying on the business now carried on by the Borrower notwithstanding any reorganization or merger of any Borrower or the amalgamation of the Borrower with one or more other corporations (in this case, this Guarantee shall extend to the liabilities of the resulting corporation and the term “Borrower” shall include such resulting corporation) and all of such liabilities shall be included in the Guaranteed Obligations.

(c)

Each Guarantor agrees that the manner in which the Secured Party or any Lender may now or subsequently deal with the Borrower, any Guarantor or any other Credit Party (as defined in the Loan Agreement) or any security (or any collateral subject to the security) or other guarantee in respect of the Guaranteed Obligations shall have no effect on the Guarantors’ continuing liability under this Guarantee and each Guarantor irrevocably waives any rights it may have in respect of any of the above.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1	Representation - Authority and Enforceability

Each Guarantor represents and warrants to the Secured Party and the Lenders that it has obtained all corporate and other authorizations, consents and approvals necessary for the granting and performance of this Guarantee and that this Guarantee is enforceable against such Guarantor in accordance with its terms. Neither the Secured Party nor any Lender shall be concerned to inquire into the Borrower’s power or the powers of any of its directors or other agents, acting or purporting to act on the Borrower’s behalf, and all moneys, advances, renewals and credits actually borrowed or obtained from the Secured Party and the Lenders by the Borrower shall be deemed to form part of the Guaranteed Obligations notwithstanding any lack or limitation of status or power, incapacity of the Borrower or of the directors, or that the Borrower may not be a legal entity capable of being sued, or any irregularity, defect or informality in the borrowing or obtaining of such moneys, advances, renewals or credits, whether known to the Secured Party or any Lender or not.

3.2	Representations, Warranties and Covenants

Each Guarantor hereby agrees that the representations and warranties set forth in Article VII of the Loan Agreement and the covenants set forth in Article VIII and Article IX of the Loan Agreement are applicable to each Guarantor as if such representations, warranties and covenants were specifically set forth in this Guarantee, mutatis mutandis, and all such representations, warranties and covenants are incorporated in this Guarantee by reference.

ARTICLE 4

POSTPONEMENT OF CLAIMS AND SUBROGATION

4.1	Postponement of Claims and Subrogation

(a)

All debts and claims against the Borrower now or subsequently held by any Guarantor and all of such Guarantor’s rights of subrogation (all such debts, claims and rights, the “Claims”) shall be for the Secured Party’s (on behalf of the Lenders) security and, as between such Guarantor and the Secured Party, the Claims are postponed to the repayment and performance of the Guaranteed Obligations. Until all of the Guaranteed Obligations shall have been satisfied in full, any money that a Guarantor receives in respect of any such Claims shall be received by such Guarantor in trust for the Secured Party, on behalf of the Lenders, and shall be paid immediately to the Secured Party, on behalf of the Lenders, to be applied against, or held as security for, payment of the Guaranteed Obligations, all without prejudice to and without in any way affecting, relieving, limiting or lessening such Guarantor’s liability under this Guarantee.

(b)

As security for and for the purpose of giving effect to the postponement of the Claims, each Guarantor assigns, transfers and sets over to the Secured Party, on behalf of the Lenders, all of the Claims and irrevocably constitutes and appoints the Secured Party, on behalf of the Lenders, to be such Guarantor’s attorney in the name of and on behalf of such Guarantor to collect, and enforce or prove any such Claims, and for that purpose to execute and do in the name and on behalf of such Guarantor, all deeds, documents, transfers, assignments, assurances and things, and to commence and prosecute, at the Secured Party’s election and in the Secured Party’s sole discretion, any or all proceedings which may appear to the Secured Party, on behalf of the Lenders, to be necessary or desirable.

(c)

In the event of the insolvency, bankruptcy, winding up or distribution of assets of the Borrower, any Guarantor or any Additional Guarantor, the Secured Party’s (on behalf of the Lenders) rights shall not be affected or impaired by its omission to prove its claim in full or otherwise and it may prove such claim as it sees fit and may refrain from proving any claim in its sole discretion; and it may but shall not be obliged to prove in respect of the Claims assigned as a debt owing to it by the Borrower and the Secured Party shall be entitled to receive all amounts payable in respect of the Claims, such amounts to be applied on such part or parts of the monies payable from time to time on account of the Guaranteed Obligations as the Secured Party shall in its absolute discretion see fit until all of the Guaranteed Obligations shall have been paid in full and thereafter such Guarantor shall be entitled to the balance, if any, of such amounts; all of which the Secured Party may do without in any way affecting, relieving, limiting or lessening any Guarantor’s liability to the Secured Party and the Lenders under this Guarantee.

(d)

Each Guarantor acknowledges and agrees that it shall not have any rights of subrogation or indemnification unless it pays the Guaranteed Obligations in full. No Guarantor shall prove a claim in the bankruptcy of the Borrower unless and until the Guaranteed Obligations are repaid in full.

(e)

The Secured Party shall have no duty, obligation or liability as a result of the assignment of the Claims to the Secured Party to protect, preserve or to ensure that the Claims do not become prescribed by statute or otherwise invalidated or rendered unenforceable.

ARTICLE 5

AMENDMENTS

5.1	Amendments

Each Guarantor authorizes the Secured Party and the Lenders, at any time and from time to time, without notice to any Guarantor and without affecting, relieving, limiting or lessening any Guarantor’s liability under this Guarantee, to alter the terms of all or any part of the Guaranteed Obligations and any security and guarantees including, without limitation, modification of principal amount, times for payment or interest rates.

ARTICLE 6

WAIVERS AND REMEDIES

6.1	Waivers

Each Guarantor waives each of the following, to the fullest extent permitted by law:

(a)	any defence based upon:

(i)	the incapacity or lack of authority of the Borrower;

(ii)

the unenforceability, invalidity, illegality or extinguishment of all or any part of the Guaranteed Obligations, or any security or other guarantee for the Guaranteed Obligations or any failure of the Secured Party or any Lender to take proper care or act in a commercially reasonable manner in respect of any security for the Guaranteed Obligations or any collateral subject to the security, including in respect of any disposition of the Collateral;

(iii)

any act or omission of the Borrower or any other person, including the Secured Party and the Lenders, that directly or indirectly results in the discharge or release of the Borrower or any other Person or any of the Guaranteed Obligations or any security for the Guaranteed Obligations; or

(iv)

the Secured Party’s and the Lender’s present or future method of dealing with the Borrower, any Additional Guarantor, any Credit Party or any security (or any collateral subject to the security) or other guarantee for the Guaranteed Obligations;

(b)	any right (whether now or hereafter existing) to require the Secured Party, on behalf of the Lenders, as a condition to the enforcement of this Guarantee:

(i)	to accelerate the Guaranteed Obligations or proceed and exhaust any recourse against the Borrower or any other Person;

(ii)	to realize on any security that it holds;

(iii)	to marshall the assets of either of the Borrower or any Guarantor or any other Credit Party; or

(iv)	to pursue any other remedy that any Guarantor may not be able to pursue itself and that might limit or reduce any Guarantor’s burden;

(c)	presentment, demand, protest and notice of any kind including, without limitation, notices of default and notice of acceptance of this Guarantee;

(d)

any claims, set-off or other rights that any Guarantor may have against the Secured Party or any Lender, whether or not related to the transactions contemplated by this Guarantee or any other Loan Document;

(e)	all suretyship defences and rights of every nature otherwise available under Ontario law and the laws of any other jurisdiction, including the benefit of discussion and of division; and

(f)	all other rights and defences (legal or equitable) the assertion or exercise of which would in any way diminish the liability of any Guarantor under this Guarantee.

6.2	Limitation Periods

No limitation period under the Limitations Act, 2002 (Ontario) shall expire earlier than the second anniversary of the date on which demand for payment of the Guaranteed Obligations under this Guarantee is made in accordance with the provisions of this Guarantee.

6.3	Secured Party’s Right to Act

The Secured Party and the Lenders, upon such terms as it deems appropriate and, in each case, without notice to any Guarantor and without in any way affecting, reducing, limiting, impairing, releasing, discharging or terminating any Guarantor’s liability under this Guarantee, from time to time may deal with the Borrower, any Guarantor, any other Credit Party, the documents creating or evidencing the Guaranteed Obligations and the security (or any collateral subject to the security) now or subsequently held by the Secured Party or any Lender (including without limitation, all amendments, supplements, restatements, extensions, renewals and replacements to such documents or security) as the Secured Party and the Lenders may see fit, including:

(a)	grant time, renewals, extensions, indulgences, concessions, compromises, releases and discharges to any Person in respect of the Guaranteed Obligations;

(b)	take new or additional security for the Guaranteed Obligations;

(c)	discharge or partially discharge any or all existing security;

(d)	fail to or abstain from realizing upon, or fully realizing upon, any security;

(e)	elect not to take security from any Person, not to perfect security or not to continue to perfect security;

(f)	cease or refrain from giving credit, continue to give credit, or make loans or advances to the Borrower;

(g)

accept partial payment or performance from the Borrower or any other Credit Party or otherwise waive compliance by the Borrower or any other Credit Party with the terms of any of the Loan Documents or security;

(h)	assign any Loan Documents or security to any Person or Persons;

(i)	deal or dispose in any manner (whether commercially reasonably or not) with any security (or any collateral subject to the security) or other guarantee for the Guaranteed Obligations;

(j)	apply all dividends, compositions and moneys at any time received from the Borrower or others or from the security upon such part of the Guaranteed Obligations; or

(k)	obtain one or more additional guarantees of the Guaranteed Obligations.

6.4	Secured Party’s Waiver

No term, condition or provision of this Guarantee or any right under this Guarantee or in respect of this Guarantee, shall be, or shall be deemed to have been, waived by the Secured Party or any Lender, except by express written waiver signed by the Secured Party, on behalf of the Lenders, all such waivers to extend only to the particular circumstances specified in such waiver.

6.5	Secured Party’s Action or Inaction

Except as provided at law, no action or omission on the part of the Secured Party, on behalf of the Lenders, in exercising or failing to exercise its rights under this Guarantee or in connection with or arising from all or part of the Guaranteed Obligations shall make the Secured Party or any Lender liable to any Guarantor for any loss occasioned to such Guarantor. No loss of or in respect of any securities received by the Secured Party or any Lender from the Borrower or others, whether occasioned by the Secured Party’s or such Lender’s fault or otherwise, shall in any way affect, relieve, limit or lessen any Guarantor’s liability under this Guarantee. Each Guarantor agrees that the Secured Party and the Lenders have no obligation to provide or disclose information to the Guarantors with respect to any dealings they have with or in respect of the Borrower at any time or from time to time.

6.6	Secured Party’s Rights

The rights and remedies provided in this Guarantee are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

ARTICLE 7

GENERAL

7.1	Acknowledgements

Each Guarantor acknowledges that it is providing this Guarantee at the request of the Borrower and that it has satisfied itself and is not relying upon the Secured Party or any Lender in respect of all or any information with respect to the transaction under or related to the Loan Agreement or this Guarantee. Each Guarantor acknowledges that it has been provided with and has reviewed a copy of the Loan Agreement.

7.2	Demand

The Secured Party, on behalf of the Lenders, may make demand in writing to any Guarantor at any time and from time to time, each such written demand to be accepted by such Guarantor as complete and satisfactory evidence of non-payment or non-performance of the Guaranteed Obligations by the Borrower. The Guarantors shall pay to the Secured Party, on behalf of the Lenders, such amount or amounts payable under this Guarantee immediately upon such written demand.

7.3	Set-Off

Each Guarantor agrees that any and all deposits, general or special, term or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Secured Party or any Lender to such Guarantor or for the credit or account of such Guarantor, may be set-off and applied by the Secured Party or such Lender at any time and from time to time, without notice (such notice being expressly waived by such Guarantor), against and on account of the Guaranteed Obligations even if any of them are contingent or unmatured.

7.4	Notices

Any notice, consent or approval required or permitted to be given in connection with this Guarantee shall be in writing and shall be sufficiently given if delivered in accordance with the manner set forth in the Loan Agreement.

7.5	Costs and Expenses

The Guarantors agree to pay all costs and expenses incurred by the Secured Party, on behalf of the Lenders, in connection with the negotiation, preparation, execution of, and enforcement of its rights under, this Guarantee.

7.6	No Representations

Each Guarantor acknowledges that this Guarantee has been delivered free of any conditions and that there are no representations which have been made to any Guarantor affecting any Guarantor’s liability under this Guarantee except as may be specifically embodied in this Guarantee and agrees that this Guarantee is in addition to and not in substitution for any other guarantee(s) held or which may subsequently be held by or for the benefit of the Secured Party or the Lenders.

7.7	Further Assurances

Each Guarantor shall at all times do all such things and provide all such reasonable assurances as may be required to give the Secured Party, on behalf of the Lenders, the full benefit and effect of, or intended by this Guarantee, and shall provide such further documents or instruments required by the Secured Party as may be reasonably necessary or desirable to effect the purpose of this Guarantee and carry out its provisions.

7.8	Assignment and Enurement

The Secured Party, on behalf of the Lenders, shall be entitled to assign all of its rights under this Guarantee in accordance with the terms of the Loan Agreement. This Guarantee shall enure to the benefit of the Secured Party’s successors (including any successor by reason of amalgamation) and assigns, and shall be binding upon each Guarantor and its successors (including any successor by reason of amalgamation) and permitted assigns.

7.9	Submission to Jurisdiction

Each Guarantor submits to the non-exclusive jurisdiction of any Ontario courts sitting in Toronto in any action, application, reference or other proceeding arising out of or related to this

Guarantee and agrees that all claims in respect of any such actions, application, reference or other proceeding shall be heard and determined in such Ontario courts. Each Guarantor irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action, application or proceeding.

7.10	Gross-Up

The Guarantors shall pay each of the Guaranteed Obligations in the applicable currencies of the Guaranteed Obligations free and clear and without deduction for any present or future taxes, charges or withholdings of any kind, unless such taxes, charges or withholdings are required by law to be deducted or withheld (the “Taxes”). If a Guarantor is so required to deduct or withhold any Taxes, such Guarantor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Secured Party, on behalf of the Lenders after such deduction or withholding (including in respect of Additional Amounts) will not be less than the amount the Secured Party, on behalf of the Lenders, would have received if such Taxes had not been deducted. In addition, the Guarantors shall indemnify and save harmless the Secured Party and the Lenders for the full amount of Taxes paid by the Secured Party or any Lender, as appropriate, and pay liability (including penalties, interest and expenses) arising from or with respect to the Taxes.

7.11	Judgment Currency

(a)

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to the Secured Party, on behalf of the Lenders, under this Guarantee in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties to this Guarantee agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Secured Party, on behalf of the Lenders, could purchase the Original Currency with the other Currency on the Business Day preceding that on which final judgment is paid or satisfied.

(b)

The obligations of each Guarantor in respect of any sum due in the Original Currency from it to the Secured Party, on behalf of the Lenders, under this Guarantee shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Secured Party, on behalf of the Lenders, of any sum adjudged to be so due in such Other Currency, the Secured Party may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Secured Party and the Lenders in the Original Currency, the Guarantors shall, as a separate obligation and notwithstanding any such judgment, indemnify the Secured Party and the Lenders against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Secured Party and the Lenders in the Original Currency, the Secured Party, on behalf of the Lenders, shall remit such excess to the applicable Guarantor.

7.12	Execution and Delivery

This Guarantee may be executed in counterparts and may be executed and delivered by facsimile or by other electronic form and all such counterparts shall together constitute one and the same agreement. Each Guarantor acknowledges receiving a copy of this Guarantee.

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IN WITNESS OF WHICH the Guarantors have duly executed this Guarantee.

MAD CATZ INTERACTIVE, INC.

By:	/s/ Darren Richardson
Name: Darren Richardson Title: President & CEO
By:
Name: Title:

1328158 ONTARIO INC.

By:	/s/ Darren Richardson
Name: Darren Richardson Title: President & CEO
By:
Name: Title:

CANADIAN GUARANTEE

INDEMNITY

In addition to the guarantee dated as of June 30, 2015 (the “Guarantee”) made by Mad Catz Interactive, Inc. and 1328158 Ontario Inc. (referred to collectively in this Indemnity as the “Indemnifying Parties” and each an “Indemnifying Party”) in favour of NewStar Business Credit, LLC, as administrative agent (the “Secured Party”) for the Lenders under the Loan Agreement (as such terms are defined in the Guarantee), and without limiting the Guarantee in any way, each Indemnifying Party agrees to indemnify and save the Secured Party, on behalf of the Lenders, harmless from and against all costs, losses, expenses and damages the Secured Party and the Lenders may suffer as a result or consequence of, any inability by the Secured Party to recover the ultimate balance due or remaining unpaid to the Secured Party and the Lenders in respect of the Guaranteed Obligations, including without limitation legal fees incurred by or on behalf of the Secured Party resulting from any action instituted in respect of the Guaranteed Obligations. Capitalized terms used and not defined in this Indemnity shall have the meanings ascribed to them in the Guarantee.

MAD CATZ INTERACTIVE, INC.

By:	/s/ Darren Richardson
Name: Darren Richardson Title: President & CEO

By:
Name: Title:

1328158 ONTARIO INC.

By:	/s/ Darren Richardson
Name: Darren Richardson Title: President & CEO
By:
Name: Title:

CANADIAN INDEMNITY